           EXHIBIT 11 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                     (in thousands, except per share loss)



                                              Three Months                    Three Months
                                         Ended September 27, 1998        Ended September 28, 1997
                                        ---------------------------     ---------------------------
                                           Basic         Diluted           Basic          Diluted
                                        -----------   -------------     ------------   ------------
Average shares outstanding               9,560            9,560            8,979            8,979

Effect of dilutive stock options             0                0                0                0
                                       -------          -------          -------          -------
           Totals                        9,560            9,560            8,979            8,979
                                       =======          =======          =======          =======
   Net loss                            $(6,992)         $(6,992)         $(6,625)         $(6,625)
                                       =======          =======          =======          =======
   Loss per share                      $  (.73)         $(  .73)         $(  .74)         $(  .74)
                                       =======          =======          =======          =======

                                               Nine Months                     Nine Months
                                         Ended September 27, 1998        Ended September 28, 1997
                                        ---------------------------     ---------------------------
                                          Basic          Diluted           Basic          Diluted
                                        -----------   -------------     ------------   ------------
Average shares outstanding                9,363            9,363            8,871            8,871
Effect of dilutive stock options              0                0                0                0
                                       --------         --------         --------         --------
           Totals                         9,363            9,363            8,871            8,871
                                       ========         ========         ========         ========
   Net loss                            $(33,507)        $(33,507)        $(27,111)        $(27,111)
                                       ========         ========         ========         ========
   Loss per share                      $(  3.58)        $(  3.58)        $(  3.06)        $(  3.06)
                                       ========         ========         ========         ========

Prior period loss per share and average shares outstanding have been restated to conform with SFAS No. 128 (see "Note 2"). The restatement did not materially impact loss per share as previously reported.